UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2017, Ziopharm Oncology, Inc. (the “Company”) announced the signing of a Cooperative Research and Development Agreement (the “CRADA”) with the National Cancer Institute (“NCI”) for the development of adoptive cell transfer (“ACT”) -based immunotherapies genetically modified using the Sleeping Beauty system to express T-cell receptors (“TCRs”) for the treatment of solid tumors.

Under the CRADA, the Company is granted an option to exclusively license inventions made pursuant to the research plan included in the CRADA, as described in more detail below. On May 28, 2019, the Company entered into a patent license agreement (the “License”) with the NCI, pursuant to which the Company holds an exclusive, worldwide license to certain intellectual property for manufacturing technologies, invented under the CRADA’s research plan, to develop and commercialize autologous, peripheral blood T-cell therapy products engineered by non-viral gene transfer to express TCRs. In addition, pursuant to the License, the Company holds an exclusive, worldwide license to certain intellectual property to develop and commercialize patient-derived (autologous), peripheral blood T-cell therapy products engineered by transposon-mediated gene transfer to express TCRs reactive to mutated KRAS, p53 and EGFR. The terms of the License were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2019.

On June 11, 2019, the Company announced that the investigational new drug application submitted by the NCI had received clearance from the U.S. Food and Drug Administration for a clinical trial to evaluate TCR T-cell therapy in solid tumors utilizing the Company’s Sleeping Beauty system pursuant to the CRADA. As a result of recent updates from the NCI, the Company has now determined that the CRADA is material to the Company.

The CRADA, dated January 9, 2017, was entered into by the NCI, the Company and Intrexon Corporation (“Intrexon”). Intrexon assigned its rights and obligations under the CRADA to Precigen, Inc. (“Precigen”) pursuant to Amendment #1 to the Cooperative Research and Development Agreement, dated March 23, 2018 (the “First Amendment”), and Precigen assigned its rights and obligations to the Company pursuant to Amendment #2 to the Cooperative Research and Development Agreement, dated February 1, 2019 (the “Second Amendment”).

Under the CRADA, the parties intend to develop and evaluate ACT for patients with advanced cancers using autologous peripheral blood lymphocytes genetically modified using the non-viral Sleeping Beauty system to express TCRs that recognize neoantigens expressed within a patient’s cancer. Research conducted under the CRADA will be at the direction of Steven A. Rosenberg, M.D., Ph.D., Chief of the Surgery Branch at the NCI, in collaboration with the Company.

Under the CRADA, as amended by the First Amendment and the Second Amendment, the Company is required to pay the NCI $2.5 million per year, payable quarterly, during the term of the CRADA. To date, the Company has paid the NCI $6.9 million. The CRADA terminates on January 9, 2022 unless it is extended in writing by the parties. Either party may terminate the CRADA by providing at least 60 days’ prior written notice to the other party.

Each party has granted the other party rights to use their respective background inventions solely to the extent necessary to conduct the research and development activities under the CRADA. Subject to the U.S. government’s nonexclusive, nontransferable, irrevocable right to practice any CRADA invention for research or other government purposes, the producing party will own any inventions, data and materials produced by its employees, and the parties will jointly own all any inventions jointly invented by the parties. The Company is granted an exclusive option to elect an exclusive or nonexclusive commercialization license with a field of use that does not exceed the scope of the CRADA research plan. Any such license will be in substantially the form of the applicable U.S. Public Health Service’s model agreement, with terms that reflect the nature of the licensed technology, among other things. The CRADA also contains customary representations, warranties, indemnification and confidentiality obligations.

The foregoing descriptions of the CRADA, the First Amendment and Second Amendment are not complete and are qualified in their entireties by reference to the full texts of the CRADA, the First Amendment and Second Amendment, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3 respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The Company has updated its corporate presentation to include a slide describing the Company’s agreements with the NCI. The corporate presentation will be used by the Company’s management in future meetings regarding the Company.

A copy of the slide describing the NCI agreements is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Cooperative Research and Development Agreement, dated January 9, 2017, by and among the National Cancer Institute, Ziopharm Oncology, Inc. and Intrexon Corporation.

10.2	Amendment #1 to the Cooperative Research and Development Agreement, dated March 23, 2018, by and among the National Cancer Institute, Ziopharm Oncology, Inc., Intrexon Corporation and Precigen, Inc.

10.3†	Amendment #2 to the Cooperative Research and Development Agreement, dated February 1, 2019, by and among the National Cancer Institute, Ziopharm Oncology, Inc. and Precigen, Inc.

99.1	Slide describing Ziopharm Oncology, Inc.’s agreements with the National Cancer Institute.

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: September 26, 2019		Name: Robert Hadfield
Title: General Counsel and Secretary